UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 18, 2025
Date of Report (Date of earliest event reported) ____________________________
Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware		001-36223	20-8236097
(State or other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
2400 Market Street			19103
Philadelphia,	Pennsylvania
(Address of Principal Executive Offices)			(Zip Code)

(215)	238-3000
(Registrant's Telephone Number, Including Area Code)
N/A (Former name or former address, if changed since last report.)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock,	par value $0.01 per share	ARMK	New York Stock Exchange

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Incremental Amendment No. 17 to the Credit Agreement

On February 18, 2025 (the “Closing Date”), Aramark Services, Inc. (the “Company”), an indirect wholly owned subsidiary of Aramark (“Aramark” or “Parent”), Aramark Intermediate HoldCo Corporation (“Holdings”) and certain wholly-owned domestic subsidiaries of the Company entered into Incremental Amendment No. 17 (the “Amendment”) with the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the Credit Agreement (as amended by the Amendment, the “Credit Agreement”), dated March 28, 2017, among the Company, Holdings, certain other borrowers party thereto and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

The Amendment provides for, among other things, the establishment of New Term Loans (as defined in the Credit Agreement) under the Credit Agreement comprised of new U.S. Term B-8 Loans in an amount equal to $1,395,000,000, in the form of a fungible upsize to the Company’s existing U.S. Term B-8 Loans due in June 2030. The new U.S. Term B-8 Loans were funded in full on the Closing Date and were applied by the Company to (x) refinance in full the U.S. Term B-4 Loans previously outstanding under the Credit Agreement, (y) redeem the Company’s 5.000% Senior Notes due 2025 and (z) to pay fees, premiums, expenses and other transaction costs in connection with the foregoing.

The U.S. Term B-8 Loans bear interest rate equal to either (a) a forward-looking term rate based on SOFR for the applicable interest period (“Term SOFR”) or (b) a base rate determined by reference to the highest of (1) the prime rate of the administrative agent, (2) the federal funds rate plus 0.50% and (3) Term SOFR for a one-month interest period plus 1.00% plus an applicable margin set at 2.00% for borrowings based on Term SOFR and 1.00% for borrowings based on the base rate. The U.S. Term B-8 Loans require the payment of installments in quarterly principal amount of $6,290,609.14 from March 31, 2025 through March 31, 2030, and $2,346,397,208.12 at maturity. The U.S. Term B-8 Loans are subject to substantially similar terms currently relating to guarantees, collateral, mandatory prepayments and covenants that are applicable to the Company’s other Term B Loans outstanding under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1
Incremental Amendment No. 17 (the “Amendment”), dated as of February 18, 2025, among Aramark Services, Inc. (the “Company”), Aramark Intermediate HoldCo Corporation (“Holdings”), certain wholly-owned subsidiaries of the Company, the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the Credit Agreement, dated March 28, 2017, among the Company, Holdings, certain other borrowers party thereto, the financial institutions from time to time party thereto (including the financial institutions party to the Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	February 18, 2025	By:	/S/ JAMES J. TARANGELO
		Name:	JAMES J. TARANGELO
		Title:	Senior Vice President and
Chief Financial Officer